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                                                               EXHIBIT 10.17(b)

                            CERTIFICATE OF AMENDMENT

                            DATED DECEMBER 22, 1987

                  SECOND RESTATED CERTIFICATE OF INCORPORATION

                                 * * * * * * *

         Transcontinental Gas Pipe Line Corporation (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Second Restated Certificate of Incorporation of said Company has been amended by changing the third paragraph of Subdivision 4 of
Part 1 of Article FOURTH and Article FOURTEENTH and renumbering Article FIFTEENTH so that, as amended, said Articles shall be and read as follows:

                 In case of the redemption of only part of the Preferred Stock of any series at the time outstanding, the Corporation shall select by lot the shares so to be redeemed unless otherwise fixed by the Board of Directors in the resolution or resolutions providing for the issue of Preferred Stock of a given series referred to in Subdivision 1 of this Part 1. The Board of Directors shall have full power and authority to prescribe the manner in which the drawings by lot shall be conducted.

            FOURTEENTH: (a) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.
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                 (b)      The Corporation shall indemnify any person who is or
            was a witness or a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, at any time prior to or during which this Article FOURTEENTH is in effect, a director or officer of the Corporation, or is or was, at any time prior to or during which this Article FOURTEENTH is in effect, serving at the request of the Corporation as a director or officer or in any similar capacity of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, whether or not involving action in such person's official capacity as director or officer, against reasonable expenses, including attorneys' fees, judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

                 (c) The Corporation shall indemnify any person who was or is a witness or a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, at any time prior to or during which this Article FOURTEENTH is in effect, a director or officer of the Corporation, or is or was, at any time prior to or during which this Article FOURTEENTH is in effect, serving at the request of the Corporation as a director or officer or in any similar capacity of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, whether or not involving action in his official capacity as director or officer, against reasonable expenses, including attorneys' fees,
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            and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement is determined to be in the best interests of the Corporation; provided, that no indemnification shall be made under this sub-section (b) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless the Delaware Court of Chancery, or other court of appropriate jurisdiction, shall determine that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is entitled to indemnification, and only to the extent of expenses and settlement amounts determined by such court to be proper.

                 (d) Any indemnification under sub-section (b) or (c), unless ordered by the Delaware Court of Chancery or other court of appropriate jurisdiction, shall be made by the Corporation only upon a determination that such director or officer has met the applicable standard of conduct set forth in subsection (b) or (e), as the case may be. Such determination shall be made (1) by the Board of Directors by majority vote of a quorum consisting of directors not parties to such action, suit or proceeding; or (2) if such quorum cannot be obtained, then by a majority vote of a Committee of the Board duly designated to act in the matter by a majority vote of all members of the Board of Directors in which designated directors who are parties may participate, such Committee to consist solely of three or more directors not parties to such proceeding at the time such Committee is constituted; or
            (3) by special legal counsel selected by the Board of Directors or the Committee provided for in (2) above, or, if the requisite quorum of the Board of Directors cannot be obtained and such Committee cannot be or is not established, by a majority vote of the full Board of Directors, in which selection directors who are parties may participate. In the event a determination is made under this sub-section (d) that the director or officer has met the applicable standard of conduct as to some matters but not as to others, indemnification amounts may be reasonably prorated.
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                 (e)      Expenses incurred in appearing at, participating in
            or defending any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt by the Corporation of a written undertaking by or on behalf of the director or officer to repay such amount if it ultimately shall be determined that he is not entitled to be indemnified by the Corporation as authorized by this Article FOURTEENTH.

                 (f) It is the intent of the Corporation to indemnify the persons referred to in this Article FOURTEENTH to the fullest extent permitted by law with respect to any action, suit or proceeding arising from events that occur prior to or during the time in which this Article FOURTEENTH is in effect. The indemnification provided by this Article FOURTEENTH shall not be deemed exclusive of any other rights to which those seeking indemnification may be or become entitled under any law, By-law, agreement, vote of stockholders or disinterested directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any such director or officer, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such director or officer.

                 (g) The indemnification and advancement of expenses provided by this Article FOURTEENTH shall be subject to all valid and applicable laws, and, in the event this Article FOURTEENTH or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article FOURTEENTH shall be regarded as modified accordingly, and, as so modified, shall continue in full force and effect.

            FIFTEENTH: Subject to the terms of Article THIRTEENTH hereof, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute or this Second Restated Certificate of Incorporation, and all rights conferred
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            upon stockholders herein are granted subject to this reservation.

         SECOND: That the Board of Directors and the Sole Stockholder of the Company unanimously consented to the adoption of such amendments pursuant to unanimous consent of the Board of Directors and Sole Stockholder dated December 19, 1986.

         THIRD: That said amendments were duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, Transcontinental Gas Pipe Line Corporation has caused this certificate to be signed by David E. Varner, its Senior Vice President & Secretary, and attested by Grace L. Bellinger, its Assistant Secretary, this 22nd day of December, 1986.


                                           TRANSCONTINENTAL GAS PIPE LINE
                                             CORPORATION

                                           By:  /s/ DAVID E. VARNER
                                               David E. Varner
                                               Senior Vice President & Secretary

ATTEST:

/s/ GRACE L. BELLINGER
Grace L. Bellinger
Assistant Secretary

                                                 RECEIVED FOR RECORD
                                                    DEC 30 1986
                                              Leo J. Dugan, Jr., Recorder